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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

THE NEW YORK TIMES COMPANY:

    We consent to the incorporation by reference in Registration Statements No. 333-09447, No. 2-91826, 33-31538, 33-43210, 33-43211, 33-50461, 33-50465,
33-50457, 33-50467, 33-50459 and 33-56219 on Forms S-8 and in Registration
Statement No. 33-57403 on Form S-3 of our report dated February 3, 1997, appearing in the Annual Report on Form 10-K of The New York Times Company (the "Company") for the year ended December 29, 1996.

    We also consent to the reference to us under the heading "Experts" in Registration Statements No. 2-91826 and No. 33-31538 on Forms S-8 and No. 33-57403 on Form S-3.

DELOITTE & TOUCHE LLP
New York, New York
March 28, 1997